EXHIBIT 21

                      SIENA HOLDINGS, INC. AND SUBSIDIARIES

                               CORPORATE STRUCTURE
                                  June 30, 2001

      The consolidated structure of the Company is set forth in the following table which identifies each corporate entity's subsidiaries and shows the state of incorporation in which each of SHI and its subsidiaries are incorporated. Each entity is headquartered at 5068 West Plano Parkway, Suite 300, in Plano, Texas.

                                                                                                State of
Corporation                                                                                   Incorporation
-----------                                                                                   -------------

Siena Holdings, Inc. (formerly Lomas Financial Corporation) (1)................................ Delaware
        Siena Information Systems, Inc (formerly Lomas Information Systems).................... Nevada
        Siena Management, Inc. (formerly Lomas Management, Inc.)............................... Nevada
        Siena Properties, Inc. (formerly Lomas Properties, Inc.)............................... Texas
             Siena Investment Properties, Inc. (formerly Lomas Investment Properties, Inc.).... Nevada
        Siena Housing Management Corp. (formerly Lomas Housing Management Corp.)............... Texas
        LLG Lands, Inc......................................................................... Arkansas

Notes to Table of Corporate Structure:

(1) Unless otherwise stated, each affiliated entity is a corporation and is 100 percent owned by the indicated parent company.